Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in the following Registration Statements and Amendments of Nortel Networks Limited of our report in respect of Nortel Networks S.A. dated May 7, 2002, appearing in this Current Report on Form 8-K dated May 13, 2002:

•	Post Effective Amendment No. 1 to Form S-8 (Nortel Networks U.S. Deferred compensation Plan) (Registration Statement No. 333-11558)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 333-1720)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-71494)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-54494)

•	Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-51888)

•	Form S-3 Registration Statement (4.25% Convertible Senior Notes /Guarantee /Common Shares) (Registration Statement No. 333-79428)

•	Amendment No. 1 to Form S-3 (4.25% Convertible Senior Notes/Guarantee /Common Shares) (Registration Statement No. 333-79428)

/s/ Nicholas L.E. ROLT

Deloitte Touche Tohmatsu
Nicholas L.E. ROLT

Neuilly, France
May 13, 2002